EXHIBIT 99.1
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                        SCHNITZER STEEL INDUSTRIES, INC.
                   Q3 2004 EARNINGS CONFERENCE CALL TRANSCRIPT
                            JULY 7, 2004, 2:00 PM PDT

OPERATOR

Good morning, ladies and gentlemen, and welcome to Schnitzer Steel's third-quarter 2004 earnings conference call. My name is Brian and I will be your conference call coordinator today.

As a reminder, this call is being recorded. During the presentation all participants will be in a listen-only mode. After the speakers' remarks, you'll be invited to participate in a question-and-answer session. Before we begin the Company has asked me to read the following statement.

Today's presentation by management contains forward-looking statements within the meaning of section 21E of the Securities Exchange Act of 1934 which are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. One can generally identify these statements as they do not relate strictly to historical or current facts. Examples of factors affecting both Schnitzer Steel Industries Inc. consolidated operations and its joint ventures that could cause actual results to differ materially from current expectations are the following. Volatile supply and demand conditions affecting prices and volumes in the markets for both the Company's and its joint ventures products and raw materials it purchases; world economic conditions; world political conditions; changes in federal and state income tax laws; foreign currency fluctuations; competition; seasonality; energy supplies; freight rates; the predictability of joint venture operating results; and the inability to complete expected large scrap export shipments in the current quarter.

One should understand that it is not possible to predict or identify all factors that could cause actual results to differ from the Company's forward-looking statements. Further information on these risk factors is included in the Company's filings with the Securities and Exchange Commission. The Company does not assume any obligation to update any forward-looking statements.

At this time for opening remarks and introductions I would like to turn this call over to Chairman and Chief Executive Officer of Schnitzer Steel. Mr. Bob Philip.

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BOB PHILIP  - SCHNITZER STEEL - CHAIRMAN AND CEO

Good afternoon. I would like to welcome the listeners to Schnitzer Steel's third-quarter 2004 earnings Web cast and conference call. We will begin the call with some general comments about the third quarter and also what our views are on the outlook for our business, then open the call up to answer a few questions from analysts and investors.

The third quarter was another record quarter for Schnitzer Steel. In fact, the quarter's results even exceeded the upward revision in our earnings guidance. All of our business segments reported record results in the third quarter.

Fully diluted earnings per share for the third quarter of 2004 was $1.37, which represents a 164 percent improvement over last year's third-quarter earnings of 52 cents per share. The record quarterly results were primarily attributed to the following: record pricing for both ferrous scrap metals and finished steel; continued strong consumption of recycled metal and finished steel; and our Auto Parts Business performed at record levels during the quarter, which was due in part to the recent addition of three stores in Canada.

Finally as our press release mentioned, Schnitzer is clearly benefiting from the strong market conditions. However, this success was made possible by the managers and employees of our Company and Hugo Neu joint venture businesses who over the years have positioned the Company to enjoy this incredible success. To these people, I am truly grateful.

Schnitzer's third-quarter earnings improvement was again led by the Company's wholly owned scrap metal business. Operating margins per ton expanded in the third quarter, due primarily to sharply higher average selling prices. Third-quarter selling prices rose to a record $237 per ton which was 50 percent above the average reported for the second quarter of this year and 78 percent higher than the third quarter of last year.
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Offsetting the higher prices were sharp increases in ocean shipping costs that rose 80 percent above the levels we paid in last year's third quarter. We have however seen ocean shipping rates moderate. Today, ocean rates are about 10 to 15 percent below the amounts paid in the third quarter. Also, the average cost of unprocessed scrap metal increased significantly during the third quarter.

During last quarter's conference call, I mentioned we were beginning to see scrap metal selling prices decline. This trend continued throughout the third quarter. We understand that much of the decline was attributed to three primary factors. Asian buyers -- primarily from China -- ordered ahead of their actual consumption in an effort to hedge future rises in market selling prices. Two, during the third quarter, the Chinese government announced its intention to immediately implement plans to moderate the growth of their economy. And three, we saw the continuation of a seasonal trend where ferrous metal selling prices declined in the late spring and early summer, as small Asian-based steel mills curtailed their production, due to electricity constraints.

Although new order demand slowed in the third quarter, the Company had built a solid backlog of orders before the pricing declined, which allowed Schnitzer to continue to enjoy strong sales volumes. Average prices paid for unprocessed metal were at record highs during the third quarter of fiscal 2004.

As the third quarter closed, we were successful, however, in reducing our raw material costs which also benefited our margins during the quarter.

Similar to our wholly owned scrap business, we saw our joint ventures in the metals recycling business report record results. The processing joint ventures were affected by similar factors as our wholly owned metal recycling business. It's worth noting that the joint ventures shipped a record 1.8 million tons during the third quarter of 2004. The record shipments were due in part to increasing market share of our global trading joint venture, and our processing joint ventures were able to sell additional inventory that temporarily built up during the first six months of fiscal 2004.

Cascade Steel, our minimill, third-quarter 2004 results were in sharp contrast to last year's third quarter. During the recent quarter, our steel business reported a $7 million profit -- the best quarter in our history. Third-quarter 2004 selling prices averaged $448 per ton. This amount was $97 per ton or 28 percent above the second quarter of this year and $155 per ton or $53 above the third quarter of last year.

Today, steel consumption remains strong and should remain so for the foreseeable future.

As previously announced on March 8, we closed on the acquisition of three new Pick-N-Pull Auto Parts stores in Canada. The integration of these new stores is going very well which is due in part to a great team of motivated employees we were able to retain. Further the financial performance of the acquisition is meeting our expectations. During the third quarter of 2004 we saw both revenues and operating income grow by 35 and 42 percent, respectively, over the third quarter last year. Same-source, same-store sales and operating income grew approximately 23 percent and 35 percent, respectively, over last year's third quarter. Much of the improvement is directly attributed to the three new Canadian stores, however, our existing stores also showed good growth in revenues and margins.

We are anticipating another very strong quarter for Schnitzer Steel. Based upon the information available today, we estimate that fourth-quarter's 2004 operating income will be in the range of 45 to $52 million, excluding the effects of LIFO inventory valuation of our joint venture businesses. During last year's fourth quarter, the Company reported operating income of 24.8 million, which included a $2.2 million LIFO charge that lowered operating profits -- operating income during the quarter.

As mentioned earlier, during the third quarter of 2004 we saw prices decline from the highs reported in late February and early March. However, even as prices were declining, they continued to remain high from a historical perspective. We continued to see the worldwide consumption of scrap metal remaining strong.

I am pleased to report that since mid-June we have seen prices began to firm and are again on the rise. In fact in the July 1st edition of the American Metal Market, it was reported that factory bundle prices jumped $60 per ton from

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June 2004, which is in sharp contrast to the declines reported from March and
April of $40 and $20 per ton, respectively.

Fourth-quarter 2004 contracted selling prices for our wholly owned and joint venture scrap businesses are expected to be lower than the average reported in the third quarter but remain well ahead of the average selling prices received during the first nine months of this year. In fact, if we exclude the third quarter of this year, our fourth-quarter 2004 average ferrous selling prices are anticipated to be at record levels.

As previously mentioned, the third quarter of 2004 selling price decline allowed us to lower the cost of unprocessed scrap metal, which should enable us to produce strong fourth-quarter margins. Domestic steel consumption continues to improve and is strong. Fourth-quarter 2004 selling prices are expected to be modestly higher than the third quarter of 2004 due, in part, to the timing of when price increases took effect in the third quarter and also due to price increases announced in the fourth quarter for wire rod products.

On average, raw material costs should be modestly lower than the third-quarter 2004 average. We anticipate significant margin expansion during the fourth quarter.

In general, the Auto Parts Business traditionally experiences a modest decline in retail sales in the warmer summer months. Although the three new Canadian stores tend to have some of their better retail sales months during the summer season, modestly lower scrap metal prices are anticipated to result in a slight decline in wholesale revenue.

While speaking about the Auto Parts Business and its outlook, I would like to again reiterate that Schnitzer Steel remains focused on the rapid expansion of this highly profitable and less cyclical business segment. We believe this business provides Schnitzer Steel with a very attractive and profitable business model upon which we have a number of competitive advantages, including a sophisticated information technology system, standard processes that give us the ability to efficiently roll out our systems to new acquisitions, giving us the ability to quickly transition an existing operation into our network of stores and, finally, a core management team that understands the industry but also developed many of the strategies that have made this business so successful.

Last, we believe this segment of the recycling industry is highly fragmented, giving us ample opportunity to expand beyond our traditional geographic boundaries. In fact, today, we have a number of expansion opportunities in varying stages of negotiation. I will now pass the call over to Barry Rosen.

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BARRY ROSEN  - SCHNITZER STEEL - CFO

Thank you, Bob. I would like to comment on a few more items contained in today's press release. On March 26th, we completed a three-for-two stock split, increasing our diluted shares outstanding to approximately 31 million shares. The third-quarter 2004 general and administrative expenses increased by $4.9 million over the last year's third quarter. This increase is due to a number of factors, including rising insurance cost, increases in professional fees -- some of which was driven by the need to comply with Sarbanes-Oxley regulations, increases in wages and benefits and higher accruals for the Company's EVA-based bonus plan.

As many of you know, the Company implemented an EVA-based bonus plan in fiscal 2001 which positively changed the culture at Schnitzer Steel. In the last 12 months alone, we have improved our EVA by over $38 million. This bonus plan directly ties variable base compensation of approximately 400 employees to the financial performance of Schnitzer Steel.

As such, the recent record financial performance of our Company increased the bonus accruals.

The third quarter of 2004's tax rate was approximately 35 percent, which is significantly higher than last year's third-quarter rate of nearly 28 percent. The higher 2004 tax rate was caused primarily by significantly higher pretax income in fiscal 2004, which dilutes the impact of certain tax credits and exclusions. And during the second quarter of this year the Company made the determination to recognize, for GAAP purposes, the benefit of certain acquired net operating loss carryforwards that have previously lowered the Company's effective tax rate. We anticipate our fourth-quarter tax rate to approximate 35 percent.

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Depreciation expense was $5 million for the third quarter and $15 million for the nine months of fiscal 2004. Year-to-date capital spending was approximately $17 million which approximates last year's amount. Total 2004 capital spending is currently estimated to be about $25 million, much of which will be spent on a new mega-shredder in Oakland, California, and a new energy-efficient furnace for our steel mill.

On May 5th, the Company announced it had retained Bear Stearns to explore strategic alternatives for our steel manufacturing business. We are continuing to work with Bear Stearns but have nothing new to report in this matter at this time. I would now like to pass the call back over to Bob who will summarize the call before opening the conference call up to questions.

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BOB PHILIP  - SCHNITZER STEEL - CHAIRMAN AND CEO

As I have already stated, we are very pleased with the third quarter's performance and continue to believe that the future is very bright for Schnitzer Steel. On that note, we would be pleased to answer a few of your questions.

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JOHN ROGERS  - D. A. DAVIDSON - ANALYST

Great quarter. Couple of just quick questions. Bob, in terms of the pricing that you mentioned moving higher, I assume the benefits of that will show up for Schnitzer in the first quarter of 2005?

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BOB PHILIP  - SCHNITZER STEEL - CHAIRMAN AND CEO

Some of the benefits will show up in 2004.

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JOHN ROGERS  - D. A. DAVIDSON - ANALYST

Okay. How far out are you sold now?

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BOB PHILIP  - SCHNITZER STEEL - CHAIRMAN AND CEO

Sold out into August. There's still an opportunity to sell a little bit more through this quarter. The interesting thing to note is that the price increase that we saw last week based on the factory bundles of $60 is a record increase and based on our information from Europe and from Asia, it appears that both markets are firming up. In addition to the U.S. market being much stronger.

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JOHN ROGERS  - D. A. DAVIDSON - ANALYST

But it doesn't sound as if you'll see that full $60 a ton increase or whatever actually ends up in the export market in the fourth quarter.

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BOB PHILIP  - SCHNITZER STEEL - CHAIRMAN AND CEO

We have seen prices in the fourth quarter increase. We probably won't see the entire $60 in the fourth quarter. That is correct.

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JOHN ROGERS  - D. A. DAVIDSON - ANALYST

Okay and then a couple of other questions. In terms of the Cascade mill. At what point would you have to reclassify that as a discontinued operation?


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BARRY ROSEN  - SCHNITZER STEEL - CFO

John, this is Barry Rosen. We haven't even received any proposals at this point to even evaluate and it would have to be something that would have to get approved as a transaction by our Board before we would be in a position to agree to a transaction. So it would have to be through that point in the process before we would even know whether it's something that is attractive enough to pursue.

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JOHN ROGERS  - D. A. DAVIDSON - ANALYST

Okay and Barry, in terms of the tax rate going forward, given your mix of business, is the 35 percent a good rate to think about or does it depend on how much you're actually exporting?

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BARRY ROSEN  - SCHNITZER STEEL - CFO

Well, 35 percent is a good rate to think about for next year. Our tax, our cash tax is of course -- is less than that.

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JOHN ROGERS  - D. A. DAVIDSON - ANALYST

Right. Okay, but that's a good number going forward.

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BARRY ROSEN  - SCHNITZER STEEL - CFO

Yes I think that's a good number.

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TRACE SNOW  - PRIORITY CAPITAL - ANALYST

Hi Barry, great quarter. Could you tell us what the contribution was from the three Canadian stores auto parts stores in terms of sales margin and even EPS if you have it?

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BARRY ROSEN  - SCHNITZER STEEL - CFO

We have it but we don't break it out or provide it.

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TRACE SNOW  - PRIORITY CAPITAL - ANALYST

Even in terms of sales?

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BARRY ROSEN  - SCHNITZER STEEL - CFO

Even in terms of sales.

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TRACE SNOW  - PRIORITY CAPITAL - ANALYST

Will that be in the Q?

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BARRY ROSEN  - SCHNITZER STEEL - CFO

No, we don't break them out, we will break out the segment but not the individual stores or geographic locations.


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TRACE SNOW  - PRIORITY CAPITAL - ANALYST

Okay okay. And as far as Cascade, with the pace of consolidation in the steel industry being at a pretty forward pace, what do you think might be the delay in getting any proposals? Is it lazy investment bankers or some structural issue with Cascade or something else?

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BARRY ROSEN  - SCHNITZER STEEL - CFO

No, I don't think it's either one of those. It's just following a normal process and getting the information accumulated to get out in a meaningful way and that's just beginning it to happen.

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TRACE SNOW  - PRIORITY CAPITAL - ANALYST

Okay, great. Thanks.

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BARRY ROSEN  - SCHNITZER STEEL - CFO

Thank you.

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JOHN HUDSON  - BRICKARORE CAPITAL - ANALYST

Hi guys. There was some speculation in the trade press that despite the factory bundles prices was kind of driven by one mill who had to go out and get scrap quickly and I am just wondering. When spikes like this happen have you seen in the past or have you seen this time it ripple through pretty quickly into what it cost you to buy obsolete grades in the market?

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BOB PHILIP  - SCHNITZER STEEL - CHAIRMAN AND CEO

The factory bundles price indicates to the steel industry or the scrap industry is that there's a trend. And we have no factory bundles being offered on the West Coast. And on the East Coast, the factory bundle price is not as much a factor as in the Midwest but, certainly, it sent a ripple all the way to central China. Because we are noticing that the Chinese buyers -- as well as some of the Asian buyers -- are all indicating a strong willingness to pay higher prices today from all over the world, including us. And so that factory bundle price is a sort of a signal as to the trend. We've also seen prices increase in Europe, so I can't expect that, having one steel mill, if that's true and I'd know if that's true, short of scrap potentially send signals that would trigger the rest of the world if that is the case.

The other interesting thing to note is we've had strong increase from steel mills in the Midwest to try to find sources of scrap on the West Coast, which is very unusual which would lead me to believe whether it's iron ore prices going up, coke prices going up considerably, and scrap being a little short maybe that they are now concerned about long-term suppliability for products particularly for the value-added steel products such as hot rolled plate, hot rolled coil and some of the specialty products.

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JOHN HUDSON  - BRICKARORE CAPITAL - ANALYST

So you would expect that obsolete grades like heavy melt and stuff would also rise similar amount?

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BOB PHILIP  - SCHNITZER STEEL - CHAIRMAN AND CEO

All I know is that the heavy melt prices overseas have gone up in the last ten days. That trend has actually continued for more than ten days. I mean the prices were going up before the factory bundle price was announced and so we are seeing a significant amount of inquiries from Asia today.


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JOHN HUDSON  - BRICKARORE CAPITAL - ANALYST

Okay, thanks.

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GARY SHIMONO  - SHIMONO GROUP - ANALYST

Congratulations on a record quarter. Could you address your comments as to the slow down supposedly in Asia? And of course, the panic that ensued from the press saying that they were going to slow down their economy and what you think the consumption is over there for scrap?

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BOB PHILIP  - SCHNITZER STEEL - CHAIRMAN AND CEO

That's a good question. Interesting to note that today's news from Asia indicated that the second-quarter growth was 11.3 percent and that the -- versus 11 percent last year, so in spite of China Inc. trying to tap the brakes at least in the second and third quarter would notice that the growth has continued. Economists are saying now that for the year China's growth will be
9.2 percent. It's possible it could be higher. But I think the impression that the Chinese government gave shortly after the second quarter began that they were going to try and slow down the economy certainly has not happened. And while the amount of scrap metal being purchased after February was reduced, we've seen that inquiry pace come back and we've seen quite a few inquiries and we've made a number of sales to China in the last four weeks. So I think it's a good question that the Chinese government probably hoped they could slow down the economy but 11.3 growth in 2004 versus 11 percent in 2003 is an indication that they might have tried, but the economy is still very bullish, very hot.

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HEATH RITCHIE  - DELPHI MANAGEMENT - ANALYST

Thanks. My question has been answered.

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FRITZ VAN KARPE  - SAGE ASSET MANAGEMENT - ANALYST

Good afternoon, gentlemen, just -- forgive me if this is a basic question. In your guidance you talked about the OP what? 50 million whatever it was, excluding the LIFO gain or loss, maybe, I guess in the joint ventures. Could you just explain to me just quickly how much that was in the third quarter? This LIFO item? And if you could help me judge what to expect roughly for that in the fourth quarter just for somebody new to the Company?

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BARRY ROSEN  - SCHNITZER STEEL - CFO

We don't adjust for LIFO, but once a year at year-end so we didn't have any LIFO adjustment at the end of the third quarter. More joint ventures than we've -- we're a FIFO -- our 100 percent-owned operations are a FIFO based company for inventory valuation purposes, and a few of our joint ventures are still LIFO. And so we don't make that adjustment until the end of the fiscal year and that's why we can't give you any specific guidance until we know what those quantities are and prices are at year end.

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FRITZ VAN KARPE  - SAGE ASSET MANAGEMENT - ANALYST

Would I expect it to be, I guess I can take this through expected to be a positive or negative number? Or you can't even say that?

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BARRY ROSEN  - SCHNITZER STEEL - CFO

Yes, we would expect it to be a negative number. It's a non-cash number as you know.


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FRITZ VAN KARPE  - SAGE ASSET MANAGEMENT - ANALYST

And it's different, driven I guess ultimately by the difference in prices that you over time for the metal so it could be a large number this year because of the volatility we have seen in steel prices?

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BARRY ROSEN  - SCHNITZER STEEL - CFO

Generally it's never, generally it's not been a large number. It's an interplay between the cost and the volumes at year-end compared to LIFO layers and it's fairly complicated but generally not all that material.

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FRITZ VAN KARPE  - SAGE ASSET MANAGEMENT - ANALYST

But not too terribly material? Okay, thank you very much.

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MARK GASCOE  - MKG FINANCIAL - ANALYST

Thank you. Congratulations on a great quarter. I just had a quick question. We are hearing a lot about increased shipments and manufacturing of steel coming out of places like Japan and other areas. Is there a lot of capacity out there that can come on board as demand keeps rising?

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BOB PHILIP  - SCHNITZER STEEL - CHAIRMAN AND CEO

I don't think so. I don't know where you're hearing or what you're hearing. The Japanese have had a pretty steady production level for a number of years. They have been exporting scrap. They are a net exporter of scrap. Most recent quarter, we sold a cargo of scrap to Japan, which we'll deliver during our fourth quarter which is just sort of unusual when they are exporting relative to import. But we don't see any increase capacity ability in Japan. Certainly, there are probably some increased capacity to pursue steel in China and we are seeing most of what's being produced in China consumed in China. The demand in China this last year exceeded the production capabilities. And there was in excess of 40 million tons of new steel, finished steel imported into China to support the growing infrastructure within the country.

So we don't see a negative that there are capacities around the world that are not being utilized that could in any way put a damper on our U.S. steel industry. I must reiterate that Cascade Steel, our steel mill, enjoyed the most profitable quarter they've had since we've been an owner of Cascade and are very optimistic about the next quarter as our backlog is considerable and the price increases that were announced over the last three or four months are all now in effect. And so we see a very strong quarter, which is what we described for Cascade.

Our scrap business is, we're very optimistic about the demand of scrap both overseas and the United States and we are -- the cream on the cake or the icing on the cake would be the extremely strong demand in United States which has been pushing up domestic pricing.

And the third leg of our stool is certainly our Auto Parts Business, which has enjoyed steady growth and increases in profitability. And as I mentioned in my comments, we are looking forward to increasing the number of stores in our network and currently have a number of opportunities in the fire.

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MARK GASCOE  - MKG FINANCIAL - ANALYST

Very good. Thank you very much. Again, congratulations.

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OPERATOR

As there are no more questions at this time, this does conclude the conference call for Schnitzer Steel. Thank you for your participation today. You may now disconnect your lines.


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